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                                                                    EXHIBIT 10.6


                                PROMISSORY NOTE

$400,000                                                Carlstadt, New Jersey
                                                        February 21, 1998

        FOR VALUE RECEIVED, LBU, Inc., a Nevada corporation (the "Maker"), hereby promises to pay on April 1, 1998 to the order of John Holmes & Co., Inc., at P.O. Box 428, Shelter Island Heights, NY 11965 (the "Payee"), the principal sum of $400,000. The Maker hereby promises to pay monthly interest to Payee, in arrears, at a rate of 9.12% on the principal amount per annum, until the principal amount hereof is repaid in full. Such interest payments shall be prorated for any partial month in which the principal amount is outstanding.

        1. The Payee may, at any time during the period any principal amount hereunder is outstanding, convert up to one hundred percent (100%) of the principal amount of this Note (in increments of not less than $100,000) into shares of common stock, par value $.001 per share (the "Common Stock"), of the Company at a conversion price for each share of Common Stock equal to $5.00, provided that, in conjunction with such conversion, Payee shall deliver to Maker its irrevocable voting proxy granting the Maker, or its designee, the voting rights relating to the Common Stock issuable on conversion.

        2. All payments of the principal are to be made in lawful money of the United States of America at the address of Payee as set forth above, or such other place as the Payee or other holder of this Note shall designate to the Maker in writing.

        3. The principal sum of this Note may be prepaid by the Maker at any time or times prior to the date it is due, in whole or in part, without premium or penalty. The Maker hereby waives any requirement of presentment, notice of protest, notice of intent
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to accelerate, notice of acceleration and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

        4. Upon receipt of evidence, reasonably satisfactory to the Maker, of the loss, theft, destruction or mutilation of this Note, and upon request of the indemnity reasonably satisfactory to the Maker, the Maker will, at the expense of the Payee or the other holder, execute and deliver, in lieu thereof, a new note of like tenor and amount.

        5. No delay, failure or omission by the Payee or any subsequent holder in respect of the exercise of any right or remedy granted to the Payee or other holder or allowed to the Payee or other holder by law, herein, under said Note or otherwise, shall constitute a waiver of the right to exercise the right or remedy at that or any future time or in the same or other circumstances.

        6. This Note shall be governed by and construed and enforced under the laws of the State of New York.

        7. Notices and demands hereunder on the Maker may be given in writing at 310 Paterson Plank Road, Carlstadt, New Jersey 07072, or such other place as the Maker may inform the Payee in writing.

        8. This Note shall bind the Maker and its successors and assigns.


                                                LBU, INC.



                                                By: /s/ Jeffrey Mayer
                                                   ______________________
                                                   Jeffrey Mayer, Chief
                                                   Executive Officer